SCHEDULE 14C INFORMATION

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

PROTOCALL TECHNOLOGIES INCORPORATED
(Name of Registrant As Specified In Charter)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PROTOCALL TECHNOLOGIES INCORPORATED
47 Mall Drive
Commack, NY 11725

INFORMATION STATEMENT AND NOTICE OF ACTION TAKEN WITHOUT A MEETING OF STOCKHOLDERS

We are not asking for a proxy and
you are requested not to send us a proxy

INTRODUCTION

This Information Statement and Notice of Action Taken Without a Meeting of Stockholders is being furnished by us to our stockholders of record as of February 12, 2008, to inform them of the February 8, 2008 approval by written consent of stockholders owning a majority, as of the record date, of the voting power of our outstanding shares of common stock and series A convertible preferred stock, the only classes of our voting securities outstanding as of the record date, of an amendment to our Articles of Incorporation to increase the aggregate number of authorized shares of our common stock from 200 million to 550 million.

We are obligated to increase our authorized shares pursuant to agreements we entered into in connection with a previous financing. Absent any unforeseen circumstances, it is not our present intention to actually issue the number of shares being authorized.

This information statement is dated February 20, 2008 and is first being sent or given to our stockholders as of the record date on or about March 3, 2008.

VOTING RIGHTS AND OUTSTANDING SHARES

The amendment to our Articles of Incorporation was approved by written stockholder consent on February 8, 2008, by our stockholders owning a majority of the voting power of our outstanding shares of common stock. As of the date of the stockholder consent, our only outstanding voting securities were our shares of common stock and our series A convertible preferred stock. As of the date of the stockholder consent, there were 126,133,894 shares outstanding of our common stock and 3,000,000 shares if converted from 30 shares of our series A convertible preferred stock outstanding. With respect to the action approved by the stockholder consent, each share of our common stock entitled its holder to one vote. Holders of series A convertible preferred stock are entitled to one vote on an as-if converted basis. The stockholder consent was signed by holders of 64,602,731 (or 50.03%) of the 129,133,894 votes that were entitled to be cast on these matters.

As a result of requirements under applicable federal securities and state law, the stockholder consent will not be effective, and therefore the amendment to our Articles of Incorporation cannot occur, until at least 20 calendar days after this information statement is sent or given to our stockholders of record as of the record date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our common stock beneficially owned as of February 20, 2008 by (i) each person known to us to be the beneficial owner of more than 5% of our common stock; (ii) each director; (iii) each executive officer; and (iv) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address of each person shown is c/o Protocall Technologies Incorporated, 47 Mall Drive, Commack, New York 11725-5717.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days after the date indicated in the table are deemed beneficially owned by the optionees. Subject to any applicable community property laws, the persons or entities named in the table above have sole voting and investment power with respect to all shares indicated as beneficially owned by them.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned

Bruce Newman	5,218,965 (1)	3.90%
Peter Greenfield	11,874,732 (3)	8.91%
Brenda Newman	4,501,393 (2)	3.39%
Syd Dufton	1,966,011 (6)	1.50%
CIMOS, Inc.	12,110,982 (4)	9.14%
Joachim R. Anzer	51,841,471 (5)	35.12%
Monarch Capital Fund	12,298,133 (7)	9.32%
Directors and executive officers as a group (four persons)	23,561,101 (8)	16.64%
_______________

(1)    Includes 605,494 shares of common stock issuable upon exercise of stock options granted under the Protocall 2000 Stock Incentive Plan, which are currently exercisable, and 3,930,871 shares of common stock issuable upon exercise of stock options granted under the Protocall 2004 Stock Incentive Plan, which are currently exercisable.

(2)    Includes 591,012 shares of common stock issuable upon exercise of stock options granted under the Protocall 2000 Stock Incentive Plan, which are currently exercisable, and 3,227,781 shares of common stock issuable upon exercise of stock options granted under the Protocall 2004 Stock Incentive Plan, which are currently exercisable.

(3)    Includes 4,130,871 shares of common stock issuable upon the exercise of stock options granted and currently exercisable under the Protocall 2004 Stock Incentive Plan.

(4)    Includes 3,385,452 shares of common stock issuable upon the exercise of currently exercisable warrants. Based on a Schedule 13G filed on February 27, 2006, and other information known to us.

(5)    Includes 18,468,336 shares of common stock issuable upon the exercise of currently exercisable warrants that expire between June 2008 and October 2010.

(6)    Includes 1,966,011 shares of common stock issuable upon the exercise of stock options granted and currently exercisable under the Protocall 2004 Stock Incentive Plan to current and former directors and executive officers.

(7)    Included 2,884,615 shares of common stock issuable upon the exercise of currently exercisable warrants that expire November 2013. Based on a Schedule 13G filed on January 3, 2008, and other information known to us.

 (8)    Includes 1,196,506 shares of common stock issuable upon exercise of stock options granted and currently exercisable under the Protocall 2000 Stock Incentive Plan. Also includes 13,255,534 shares of common stock issuable upon exercise of stock options granted under the Protocall 2004 Stock Incentive Plan.

AMENDMENT TO ARTICLES OF INCORPORATION

Our board of directors and stockholders owning a majority of the voting power of our outstanding shares of common stock have approved an amendment to our Articles of Incorporation to increase the aggregate number of authorized shares of our common stock from 200 million to 550 million. The Articles of Incorporation presently authorize the issuance of 200 million shares of common stock. The board of directors recently authorized the issuance of 5,000 shares of preferred stock.

Text of Amendment

The amendment would result in the text of Article III of our Articles of Incorporation reading as follows:

1.    Number of Shares. The aggregate number of capital stock shares which the Corporation shall have authority to issue is five hundred fifty million (550,000,000) shares of common stock, $.001 par value. The Board may, in its discretion, issue 5,000 shares of preferred stock, $.001 per value, with such terms and conditions as it may decide, without shareholder approval.

General Effect of the Proposed Amendment and Reasons for Approval

Our board of directors unanimously recommended that we approve the amendment for the following reasons:

Availability. Of our 200 million authorized shares of common stock, 126,133,894 were outstanding as of the record date. As of the record date, after taking into account shares of common stock reserved for issuance under compensation plans, outstanding warrants and shares underlying convertible notes, we determined we have an insufficient number of shares available for issuance. In addition, we are obligated to increase our authorized shares pursuant to agreements we entered into in connection with a previous financing. Absent any unforeseen circumstances, it is not our present intention to actually issue the number of shares being authorized.

Adoption of the amendment would enable our board of directors from time to time to issue additional shares of our common stock authorized by the amendment for such purposes and such consideration as our board of directors may approve without further approval of our stockholders, except as may be required by law or the rules of any national securities exchange on which our shares of common stock are at the time listed. As is true for shares presently authorized, common stock authorized by the amendment may, when issued, have a dilutive effect on the equity and voting power of existing holders of common stock.

There are no preemptive rights with respect to our common stock. The additional authorized shares of common stock would have the identical powers, preferences and rights as the shares now authorized. Under Nevada law, stockholders will not have any dissenters’ or appraisal rights in connection with the amendment. The amendment will become effective upon the filing, promptly after the expiration of the 20-day period commencing on the mailing of this information statement of the Certificate of Amendment of the Articles of Incorporation required by the General Corporation Law of Nevada.

REASONS WE USED STOCKHOLDER CONSENT AS OPPOSED TO SOLICITATION OF STOCKHOLDER APPROVAL VIA PROXY STATEMENT AND SPECIAL MEETING

The increase in our authorized shares of common stock requires an amendment to our Articles of Incorporation, which cannot proceed until stockholder approval is obtained and effective. Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such purpose, or (ii) by a written consent of the holders of a majority of the voting power of our outstanding shares. However, the later method, while it represents the requisite stockholder approval, is not deemed effective until 20 days after this information statement has been sent to all of our stockholders giving them notice of and informing them of the actions approved by such consent.

We determined that it would have been detrimental to our ability to complete the amendment to solicit stockholder approval through the use of a proxy statement because of the significant delay which would have occurred. We therefore determined to obtain stockholder approval by written consent.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of our directors or officers or their affiliates have any interest, direct or indirect, by security holdings or otherwise, in any of the matters to be approved by the stockholders as described in this information statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the U.S. Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission’s public reference room in Washington, D.C. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the Securities and Exchange Commission are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at “http://www.sec.gov.”

You should rely only on the information contained or incorporated by reference in this information statement. We have not authorized anyone to provide you with information that is different from what is contained in this information statement. This information statement is dated February 20, 2008. You should not assume that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement to stockholders shall not create any implication to the contrary.

Dated: February 20, 2008

By Order of the Board of Directors, Bruce Newman Chief Executive Officer